Exhibit 99.3 February 13, 2019 2019 Financial Guidance Martin Midstream Partners L.P. – NASDAQ:MMLP

2019E Adjusted EBITDA Guidance Reconciliation

	Terminalling & Storage	Natural Gas Services	Transportation Services	Sulfur Services	SG&A	Interest Expense	YTD 2019
Net Income (loss)	$22.4	$43.1	$23.1	$24.0	$(16.5)	$(52.5)	**$43.6**
Interest expense add back	--	--	--	--	--	$52.5	**$52.5**
Depreciation and amortization	$33.0	$21.1	$12.7	$10.1	--	--	**$76.9**
Gain on sale of property, plant and equipment	--	$(14.1)	--	--	--	--	**$(14.1)**
Income tax expense	--	--	--	--	$0.6	--	**$0.6**
Adjusted EBITDA	**$55.4**	**$50.1**	**$35.8**	**$34.1**	**$(15.9)**	**$0.0**	**$159.5**

Terminalling & Storage	1Q19	2Q19	3Q19	4Q19	2019
Smackover Refinery	**$5.0**	**$5.1**	**$4.9**	**$5.1**	**$20.1**
Martin Lubricants	**$2.9**	**$3.7**	**$3.8**	**$2.6**	**$13.0**
Specialty Terminals	**$3.2**	**$3.1**	**$3.0**	**$3.0**	**$12.3**
Shore-Based Terminals	**$2.5**	**$2.5**	**$2.5**	**$2.5**	**$10.0**
Total T&S	**$13.6**	**$14.4**	**$14.2**	**$13.2**	**$55.4**

Natural Gas Services	1Q19	2Q19	3Q19	4Q19	2019
Butane	$2.4	$1.3	$1.0	$18.8	$23.5
Cardinal	$5.0	$5.1	$5.2	$5.0	$20.3
NGLs	$0.7	$0.9	$0.9	$0.8	$3.3
Propane	$2.1	$0.1	$0.1	$0.7	$3.0
Total NGS	**$10.2**	**$7.4**	**$7.2**	**$25.3**	**$50.1**

Transportation	1Q19	2Q19	3Q19	4Q19	2019
Land	$5.6	$5.8	$6.1	$6.1	$23.6
Marine	$2.8	$3.2	$3.0	$3.2	$12.2
Total Transportation	**$8.4**	**$9.0**	**$9.1**	**$9.3**	**$35.8**

$ millions

Sulfur Services	1Q19	2Q19	3Q19	4Q19	2019
Fertilizer	$6.1	$7.2	$4.6	$1.9	$19.8
Sulfur Prilling	$2.1	$2.0	$2.1	$2.1	$8.3
Molten Sulfur	$1.5	$1.5	$1.5	$1.5	$6.0
Total Sulfur Services	**$9.7**	**$10.7**	**$8.2**	**$5.5**	**$34.1**
Unallocated SG&A	$(4.0)	$(4.0)	$(4.0)	$(3.9)	**$(15.9)**
Total Adjusted EBITDA	**$37.9**	**$37.5**	**$34.7**	**$49.4**	**$159.5**

Strong Fee-Based Contract Mix Te rminal l ing & Sto rag e • Fee-based contracts for traditional storage assets –Specialty and Marine Shore-Based Terminals (with minimum volume commitments) • Fee-based, long-term tolling agreement for Smackover Refinery (with guaranteed minimum volume) • Margin-based, lubricants contracts/revenue Natural Gas Services • Fee-based, multi-year natural gas storage contracts (weighted average life approximately 3.1 years as of December 31, 2018) • Margin-based, wholesale NGLs Transportation • Fee-based, day-rate marine contracts • Fee-based, line-haul land rates Sulfur Services • Fee-based, multi-year “take-or-pay” contracts for prilling assets • Fee-based molten sulfur transportation and handling contract • Margin-based fertilizer contracts/revenue 3

Fee-based Cash Flow Reconciliation 1Q19E 2Q19E 3Q19E 4Q19E 2019E Terminalling & Storage Smackover Refinery $ 5.0 $ 5.1 $ 4.9 $ 5.1 $ 20.1 Fixed Fee Martin Lubricants $ 2.9 $ 3.7 $ 3.8 $ 2.6 $ 13.0 Margin Specialty Terminals $ 3.2 $ 3.1 $ 3.0 $ 3.0 $ 12.3 Fixed Fee Shore Based Lubricants $ 2.0 $ 1.9 $ 2.0 $ 1.9 $ 7.8 Margin Shore Based Terminals $ 0.5 $ 0.6 $ 0.5 $ 0.6 $ 2.2 Fixed Fee Total T&S $ 13.6 $ 14.4 $ 14.2 $ 13.2 $ 55.4 Natural Gas Services Butane $ 2.4 $ 1.3 $ 1.0 $ 18.8 $ 23.5 Margin Cardinal $ 5.0 $ 5.1 $ 5.2 $ 5.0 $ 20.3 Fixed Fee NGLs $ 0.7 $ 0.9 $ 0.9 $ 0.8 $ 3.3 Fixed Fee Propane $ 2.1 $ 0.1 $ 0.1 $ 0.7 $ 3.0 Margin Total NGS $ 10.2 $ 7.4 $ 7.2 $ 25.3 $ 50.1 Transportation Land $ 5.6 $ 5.8 $ 6.1 $ 6.1 $ 23.6 Marine $ 2.8 $ 3.2 $ 3.0 $ 3.2 $ 12.2 Total Transportation $ 8.4 $ 9.0 $ 9.1 $ 9.3 $ 35.8 Fixed Fee Sulfur Services Fertilizer $ 6.1 $ 7.2 $ 4.6 $ 1.9 $ 19.8 Margin Sulfur Prilling $ 2.1 $ 2.0 $ 2.1 $ 2.1 $ 8.3 Fixed Fee Molten Sulfur $ 1.5 $ 1.5 $ 1.5 $ 1.5 $ 6.0 Fixed Fee Total Sulfur Services $ 9.7 $ 10.7 $ 8.2 $ 5.5 $ 34.1 Adjusted EBITDA from continuing operations $ 41.9 $ 41.5 $ 38.7 $ 53.3 $ 175.4 Unallocated SG&A $ (4.0) $ (4.0) $ (4.0) $ (3.9) $ (15.9) Total Adjusted EBITDA $ 37.9 $ 37.5 $ 34.7 $ 49.4 $ 159.5 4

2019E Total Capital Expenditures (2) (1) (2) $ millions (1) For 2018, One Time M-CapEx Items include an environmental project at the Smackover Refinery (MBBR* - $3.3MM) and five-year regulatory dry docking for Marine Transportation assets (Drydocking - $4.2MM), and excludes $16.5MM of Expansion CapEx related to WTLPG (sold 7/31/2018). For 2019, One Time M-CapEx Items include a ten year inspection fee for Storage assets (Ammonia tank cleaning - $2.0MM) (2) Excludes $20MM initial investment in the Hondo Asphalt Terminal in 2017 and purchase of Martin Transport, Inc. for $135MM in 2019 5